As filed with the Securities and Exchange Commission on May 15, 2017 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTMORELAND RESOURCE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0695453 (I.R.S. Employer Identification No.)
9540 South Maroon Circle, Suite 300
Englewood, CO 80112
(Address of principal executive offices, including zip code)

WESTMORELAND RESOURCE PARTNERS, LP LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Jennifer S. Grafton, Esq.
Chief Legal Officer
Westmoreland Resource Partners, LP
9540 South Maroon Circle, Suite 300
Englewood, CO 80112
(303) 922-6463
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per unit	offering price	registration fee
Common Units, representing limited partner interests	500,000 units	$3.55(2)	$1,775,000(2)	$205.72

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of common units representing limited partner interests in Westmoreland Resource Partners, LP ("Common Units") which may hereinafter be offered or issued pursuant to the Westmoreland Resource Partners, LP Long-Term Incentive Plan (the “Plan”) or option agreements to prevent dilution resulting from unit dividends, unit splits, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 500,000 Common Units being registered hereby is based on a price of $3.55, which is the average of the high and low trading prices per Common Unit of Westmoreland Resource Partners, LP as reported by the New York Stock Exchange on May 12, 2017.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*
In accordance with Rule 428 under the Securities Act, and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016; filed March 16, 2017.

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017; filed May 15, 2017.

(c)
The Registrant's Current Report on Form 8-K filed May 15, 2017; and excepting all such current reports furnished under Item 2.01 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary.

(d)
Description of the Registrant’s Common Units which is contained in the Company’s Registration Statement on Form 8-A (File No. 001-34815) filed with the Commission on July 12, 2010, including any amendment or report filed for the purpose of amending such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Units.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
     Section 7.7 of the Registrant’s Fourth Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), provides that the Registrant will indemnify and hold harmless (1) its general partner (the "GP"), (2) any departing general partner of the Registrant (a “Departing GP”), (3) any person who is or was an affiliate of the Company or a Departing GP, (4) any person who is or was a director, officer, partner, member, manager, fiduciary or trustee of the Registrant or a subsidiary (other than any person who is or was a limited partner of the Registrant in such person’s capacity as such), the Company, any Departing GP or any of their affiliates, (5) any person who is or was serving at the request of the Company or a Departing GP or any affiliate of the Company or a Departing GP as an officer, director, member, manager, partner, fiduciary, or trustee of another person; provided that a person is not an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (6) any person the Company designates as an indemnitee for purposes of the Partnership Agreement to the fullest extent permitted by law (subject to any limitations expressed in the Partnership Agreement) (each an “Indemnitee”) from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved. Any indemnification described above will only be made out of the assets of the Registrant. Unless the GP otherwise agrees, in its sole discretion, the GP will not be personally liable for or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate indemnification.

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant, subject to certain conditions. Section 7.7 of the Partnership Agreement also permits the Registrant to purchase and maintain insurance on behalf of the Company, its affiliates and any other person as the GP may determine in its discretion, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liabilities under the Partnership Agreement.

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on this 15 day of May, 2017.

WESTMORELAND RESOURCE PARTNERS, LP
by its general partner, Westmoreland Resources GP, LLC

By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Paprzycki and Nathan M. Troup, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Paprzycki	Chief Executive Officer (Principal Executive Officer) and Director	May 15, 2017
Kevin A. Paprzycki

/s/ Nathan M. Troup	Interim Chief Financial Officer (Principal Financial Officer)	May 15, 2017
Nathan M. Troup

Michael J. Meyer	Controller (Principal Accounting Officer)	May 15, 2017
Michael J. Meyer

/s/ Jennifer S. Grafton	Chief Legal Officer and Director	May 15, 2017
Jennifer S. Grafton

/s/ Charles C. Ungurean	Director	May 15, 2017
Charles C. Ungurean

/s/ Keith D. Horton	Director	May 15, 2017
Keith D. Horton

/s/ Robert T. Clutterbuck	Director	May 15, 2017
Robert T. Clutterbuck

/s/ Gerald A. Tywoniuk	Director	May 15, 2017
Gerald A. Tywoniuk

/s/ Kurt D. Kost	Director	May 15, 2017
Kurt D. Kost

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Limited Partnership of Westmoreland Resource Partners, LP	S-1	333-165662	3.1	3/24/2010
3.2	Fourth Amended and Restated Agreement of Limited Partnership of Westmoreland Resource Partners, LP	10-K	001-34815	3.2	3/6/2015
3.3	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Westmoreland Resource Partners, LP	8-K	001-34815	3.1	8/6/2015
3.4	Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of Westmoreland Resource Partners, LP	10-Q	001-34815	3.4	11/1/2016
3.5	Certificate of Formation of Westmoreland Resources GP, LLC	S-1	333-165662	3.3	4/21/2010
3.6	Third Amended and Restated Limited Liability Company Agreement of Westmoreland Resources GP, LLC (f/k/a Oxford Resources GP, LLC)	8-K	001-34815	3.2	1/4/2011
3.7	First Amendment to Third Amended and Restated Limited Liability Company Agreement of Westmoreland Resources GP, LLC	8-K	001-34815	3.2	6/25/2013
3.8
First Amendment to Third Limited Liability Company Agreement of Westmoreland Resources GP, LLC executed as of March 12, 2014 to be effective as of June 24, 2013, entered into to correct, clarify, supersede and replace in its entirety the First Amendment to Third Amended and Restated Limited Liability Company Agreement of Westmoreland Resources GP, LLC dated June 24, 2013
		10-Q	001-34815	3.4B	5/6/2014

5.1	Legal opinion of Jennifer S. Grafton, Chief Legal Officer	X
10.1	Westmoreland Resource Partners, LP Long Term Incentive Plan	X
23.1	Consent of Jennifer S. Grafton (included in Exhibit 5.1)	X
23.2	Consent of Ernst & Young LLP	X
24.1	Power of Attorney (included on signature page)